UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2017

BTCS Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-55141	90-1096644
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9466 Georgia Avenue #124 Silver Spring, MD	20901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (202) 430-6576

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On March 27, 2017, BTCS Inc. (the “Company”) discovered a calculation error (the “Error”) with respect to the number of shares of Series B Convertible Preferred Stock (the “Preferred”) issued to certain investors who both participate in the Company’s April 19, 2015 financing (the “April Investors”) and accepted the securities exchange offer (the “April Offer”). The Error is a result of the Company inadvertently applying the sixty for one reverse split twice in its calculation of the number of Preferred to be both authorized and issued. The Company issued six investors an aggregate of 52,080 Preferred shares in order to fulfill its obligation with respect to the April Offer and correct the Error.

On March 28, 2017, the Company filed a Certificate of Correction to amended the Certificate of Designation of the Preferred originally filed with the Secretary of State of the State of Nevada on March 15, 2017 to increase the number of shares of Preferred by 52,080 to 1,160,941.

On March 28, 2017, the Company received conversion notices for 31,700 shares of Preferred and issued 6,340,000 shares of common stock (the “Common Issuance”).

The Preferred issued to the April Investors and the Common Issuance were not registered under the Securities Act, and were issued in reliance upon the exemption from registration provided by Sections 4(a)(2) and 3(a)(9), respectively, of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 promulgated thereunder. Certificates representing these shares will contain a legend stating the restrictions applicable to such shares.

The following table details the Company’s capitalization after giving effect to the correction of the Error and Common Issuance.

Class of Security	Shares of Common Stock as Converted
Common Stock Issued and Outstanding	41,708,053
Series B Preferred Stock (1,129,241 shares of Preferred at a 1:200 conversion ratio)	225,848,200
Warrants to Purchase Common Stock	105,313,909
Total Shares Fully Diluted	372,870,162

The 105,313,909 warrants include: i) 12,645,085 warrants with a strike price of $0.025 and an expiration date of January 21, 2020, and ii) 92,668,805 warrants with a strike price of $0.032 and an expiration date of April 16, 2020.

Item 5.03 Amendments To Articles Of Incorporation Or Bylaws; Change In Fiscal Year

See Item 3.02, incorporated by reference herein, disclosing the filing of the Certificate of Correction to the Certificate of Designation.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit

3.1	Form of Corrected Certificate of Designation of Series B Preferred Stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BTCS INC.

Dated: March 30, 2017	By:	/s/ Charles W. Allen
Charles W. Allen